EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-76287 on Form S-4, and in Registration Statement No. 333-75557 on Form S-8, of Packaged Ice, Inc. of our report dated March 17, 2000 appearing in this Annual Report on Form 10-K of Packaged Ice, Inc. for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
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Houston, Texas
March 28, 2000